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                                 Exhibit 4.3

                         8.75% SECURED NONRECOURSE NOTE

                        (Secured by Lease Obligations of
                        Pacific Southwest Airlines, the
                    Aircraft, Airframes, Engines and Parts,
                     the Purchase Agreement,the Assignment
                          Agreement, the TBT Note and
                                 the TBT Lease)

                     Issued in Connection with the Aircraft
                          containing Airframes having
                      manufacturer's serial numbers 48040,
                      48041 and 48042 and FAA registration
                       numbers N932PS, N933PS and N934PS.

No. 1                                                  San Francisco, California
$36,000,000                                                       March 31, 1987

                  Meridian Trust Company, a trust company organized under the laws of the Commonwealth of Pennsylvania, not in its individual capacity, but solely as trustee under the Trust Agreement, hereby promises to pay to The World Wing Company Limited, or its registered assigns, the principal sum of $36,000,000 in lawful currency of the United States of America, in quarterly installments commencing June 30, 1987 payable on the last day of each March, June, September and December of each year thereafter to and including September 30, 1998, each such installment to be in an amount corresponding to the percentage of the original principal amount hereof payable on such payment date and based upon the amortization schedule attached hereto as Exhibit A, together with interest from and including the date hereof until such principal sum is due and payable, payable on June 30, 1987 and the last day of each March, June, September and December thereafter to the maturity date hereof at an interest rate of 8.75% per annum (computed on the basis of a 360-day year of 12 30-day months), and to pay interest at the rate of 10-1/2% per annum (computed on the same basis) on any overdue principal and (to the extent permitted by applicable law) overdue interest from the due date thereof until paid, payable on demand, all pursuant to the terms of the Loan and Security Agreement referred to below.

                  All payments of principal and interest to be made hereunder and under the Loan and Security Agreement dated as of March 20, 1987 (herein called the "Loan and Security Agreement", the defined terms therein not otherwise defined herein being used herein with the same meanings) between Borrower and Lender shall be made only from the income and proceeds from the Lease and the security interests in the Aircraft, Airframes, Engines, Parts, the Purchase Agreement,


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the Assignment Agreement, the TBT Note And the TBT Lease and only to the extent of Borrower's and Airlease's interest thereto, except for Excepted Property. Each holder hereof agrees that it will look solely to the income and proceeds from the Lease and the security interests described above to the extent available for distribution to the holder hereof as provided in the Loan and Security Agreement, that this Note shall be nonrecourse to Airlease and Borrower, and that Airlease and Borrower shall not be personally liable to the holder hereof for any amount payable under this Note or the Loan and Security Agreement.

                  Payments with respect to the principal amount hereof and interest and Prepayment Premium, if any, thereon shall be payable in U.S. dollars in immediately available funds in such manner as the registered owner of the Note may direct pursuant to Section 2.04 of the Loan and Security Agreement. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Note. Whenever the date scheduled for any payment to be made hereunder or under the Loan and Security Agreement shall not be a Business Day, then such payment need not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such-scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day. If, however, the next succeeding Business Day shall be two or more days after the scheduled date of payment, such payment shall be made on the immediately preceding Business Day of the scheduled payment date, provided no adjustment of interest shall be made due to such early payment.

                  Each holder hereof, by its acceptance of this Note, agrees that each payment received by it hereunder shall be applied, first, to the payment of accrued interest on this Note to the date of such payment, second, to the payment of the unpaid principal amount of this Note then due, and third to the payment of any Prepayment Premium, if any, on this Note then due. The balance, if any, remaining thereafter shall be applied to the payment of the installment or installments of principal next becoming due on the Note.

                  This Note is issued by Borrower pursuant to the terms of the Loan and Security Agreement. The Collateral is held by Lender as security for the Note. The rights of Borrower under the Loan and Security Agreement in and to the Collateral are subject and subordinate to the rights of the holder of this Note to the extent provided for in the Loan and Security


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Agreement. Reference is hereby made to the Loan and Security Agreement for a statement of the rights of the holder of, and the nature and extent of the security for this Note and the rights of Airlease and Borrower (including the right of Borrower under certain circumstances stated therein to prepay the Note) to all of which terms and conditions in the Loan and Security Agreement each holder hereof agrees by its acceptance of this Note.

                  This Note is not subject to prepayment except as provided in
Section 2.10 of the Loan and Security Agreement. Without limiting the foregoing, the holder hereof agrees to surrender this Note for a new Note pursuant to
Section 2.08 of the Loan and Security Agreement.

                  This Note is a registered Note and is transferable, as provided in the Loan and Security Agreement, only upon surrender of this Note for registration of transfer duly endorsed by, or accompanied by a written statement of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing. Prior to the due presentation for registration of transfer of this Note, Borrower may deem and treat the registered holder of this Note as the absolute owner and holder hereof for the purpose of receiving payment of all amounts payable with respect hereto and for all other purposes and shall not be affected by any notice to the contrary.

                  Unless the certificate of authentication hereon has been executed by or on behalf of Borrower by manual signature, this Note shall not be entitled to any benefit under the Loan and Security Agreement or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, Borrower has caused this Note to be executed by one of its authorized officers as of the date hereof.

                                                MERIDIAN TRUST COMPANY, not in
                                                its individual capacity, but
                                                solely as trustee

                                                By AIRLEASE MANAGEMENT SERVICES,
                                                   INC., as Agent

                                                By /s/ Douglas C. Kay
                                                   -----------------------------
                                                   Its         President
                                                       -------------------------


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                            [BORROWER'S CERTIFICATE

                               OF AUTHENTICATION]

                  This is the Note referred to in the within-mentioned Loan and Security Agreement.

                                                MERIDIAN TRUST COMPANY, not in
                                                its individual capacity, but
                                                solely as trustee

                                                By AIRLEASE MANAGEMENT SERVICES,
                                                   INC., as Agent

                                                By /s/ Douglas C. Kay
                                                   -----------------------------
                                                   Its         President
                                                       -------------------------


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